Exhibit 99.1

FOR IMMEDIATE RELEASE

August 23, 2010

Contact:

Beth Ardoin, Executive Vice President, Director of Communications, (337) 521-4701

IBERIABANK Corporation Merges IBERIABANK and IBERIABANK fsb

Lafayette, LA — IBERIABANK Corporation (Nasdaq: IBKC) announced today plans to merge its two financial subsidiaries, expected to be effective in early October. IBERIABANK fsb, a federally-chartered thrift regulated by the Office of Thrift Supervision (“OTS”), will be merged into IBERIABANK, a commercial bank regulated by the Federal Reserve and the Louisiana Office of Financial Institutions (“OFI”). IBERIABANK Mortgage Company, currently a wholly-owned subsidiary of IBERIABANK fsb, will become a wholly-owned subsidiary of IBERIABANK.

The Company determined this action was in the best interests of its constituents, given the sweeping changes to the banking industry and recently enacted legislation and financial regulatory reform.

Daryl G. Byrd, President and Chief Executive Officer of the Company commented, “The merger of these two subsidiaries will enhance our client experience and operating flexibility while maintaining our focus on high-quality local decision-making. In line with our commitment to exceptional service, we intend to make this a very seamless transition for our clients.” Byrd stated, “Our 123-year-old IBERIABANK brand has become a recognizable mark of strength and stability in our local markets.”

Byrd continued, “We maintain excellent relationships with all of our regulatory agencies, but this action will enhance the operating efficiency of the regulatory review process. We greatly appreciate the many years of support the OTS provided IBERIABANK fsb. The Federal Reserve Bank of Atlanta and the Louisiana OFI continue to provide our Company superior regulatory oversight and counsel as we continue to grow our bank in a high-quality manner.”

The Company believes operating one financial charter will also provide greater operational and balance sheet flexibility. Upon completion of the systems conversion, commercial and retail bank clients will have convenient access at all 140 IBERIABANK branch locations throughout the franchise, including Louisiana, Arkansas, Tennessee, Texas, Alabama and Florida. In addition, recently enacted legislation will provide future branch expansion flexibility consistent with benefits the thrift subsidiary enjoyed under the OTS charter. By operating under one brand name, the Company believes enhanced branding opportunities exist as well.

IBERIABANK Corporation

IBERIABANK Corporation is the second largest financial holding company headquartered in Louisiana. With assets of $10.4 billion (as of June 30, 2010), the Company offers 220 offices, including 140 bank branches in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 26 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 54 locations in 12 states.

Forward Looking Statements

To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as the current level of market volatility and our ability to execute our growth strategy, including the availability of future FDIC-assisted failed bank opportunities, unanticipated losses related to the integration of, and accounting for, acquired businesses and assets and assumed liabilities in FDIC-assisted transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in FDIC-assisted acquisitions, credit risk of our customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets and economic conditions in these markets, rapid changes in the financial services industry, dependence on our operational, technological, and organizational infrastructure, hurricanes and other adverse weather events, the volatility and low trading volume of our common stock, and valuation of intangible assets. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, available at the SEC’s website, www.sec.gov, and the Company’s website, www.iberiabank.com. All information in this release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.